Exhibit 10.3

Presstek Overseas Corp.	(1)

PNC Bank, National Association	(2)

CHARGE OVER SHARES

-

CONTENTS

1	INTERPRETATION	1

2	COVENANT TO PAY	2

3	CHARGING CLAUSE	2

4	NEGATIVE UNDERTAKINGS BY THE CHARGOR	3

5	POSITIVE UNDERTAKINGS BY THE CHARGOR	3

6	REPRESENTATIONS BY THE CHARGOR	4

7	RIGHTS OF THE CHARGEE ON DEFAULT	4

8	ENFORCEMENT BY THE CHARGEE	5

9	ENFORCEMENT BY A RECEIVER	5

10	EXERCISE OF POWERS; PURCHASERS	5

11	FURTHER ASSURANCE	6

12	POWER OF ATTORNEY	6

13	SUBSEQUENT ENCUMBRANCES	6

14	INDEMNITIES, COSTS AND EXPENSES	7

15	PROTECTION FOR CHARGEE	7

16	CONTINUING SECURITY AND OTHER MATTERS	7

17	CURRENCIES	8

18	MISCELLANEOUS	8

19	NOTICES	9

20	LAW AND JURISDICTION	10

i

THIS DEED OF CHARGE is dated 5 March,                                                                                     2010 and made

PARTIES

(1)
PRESSTEK OVERSEAS CORP., a corporation incorporated under the laws of the state of Delaware whose principal place of business is at 10 Glenville Street, Greenwich, Connecticut 06831 (the ‘Chargor’); and

(2)	PNC BANK, NATIONAL ASSOCIATION (as Lender and Agent), (the ‘Chargee’).

BACKGROUND

(1)
The Lender has agreed under the Credit Agreement to make or continue to make available to Presstek Overseas Corp. the revolving credit facilities described therein on condition that the Chargor executes this Deed.

(2)	Accordingly the Chargor has agreed to execute this Deed in favour of the Chargee in its capacity as Agent for the Lenders.

NOW THIS DEED WITNESSES as follows -

1	INTERPRETATION

1.1	In this Deed -

“Charged Property” means the Shares together with all stocks, shares, warrants, securities, rights, monies or property (including the dividends, interest or income therefrom) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option or otherwise to or in respect of or derived from all or any of the Shares or any derivatives thereof, including the proceeds of any sale of any of the Shares;

“Company” means Presstek Europe Limited, (Company No. 01941149), the registered office of which is at Unit 1, The Summit Centre, Skyport Drive, Harmondsworth, West Drayton, Middlesex, UB7 0LJ, England;

“Credit Agreement” means a revolving credit and security agreement dated on or about the date of this Deed, pursuant to which the Chargee, amongst others, has agreed to make financial accommodation available to the Chargor, as that agreement may from time to time be amended, novated or replaced in any manner whatsoever (including by any increase in the amount of the facility, the extension of its term or any change in the identity of the Lenders).

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security or other security interest of any kind;

“Enforcement Date” means the date on which the Chargee demands payment of the Secured Obligations following the occurrence of an Event of Default or any step is taken to put the Company into administration;

“Event of Default” means any event of default (howsoever described) and listed in the Credit Agreement;

“Receiver” means any one or more receivers and/or managers appointed under this Deed;

“Secured Obligations” means the full and punctual payment and performance of all Obligations whether arising under this Deed, the Credit Agreement or any Other Document and whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise; and

“Shares” means the entire issued share capital of the Company from time to time comprising 3,000,000 ordinary shares of £1.00 each as at the date of this Deed.

1.2	In this Deed -

(i)	clause headings and the contents table are inserted for convenience of reference only and do not affect the interpretation of this Deed;

(ii)	references to clauses and schedules are to clauses of, and schedules to, this Deed;

(iii)	references to this Deed or any other document are to this Deed or that document as from time to time amended, novated or replaced;

(iv)	words importing the plural include the singular and vice versa;

(v)	references to a person include its successors in title; and

(vi)	references to statutory provisions include those provisions as amended, re-enacted or replaced.

(vii)	words and phrases which are not defined or construed in this Deed but which are defined or construed in the Credit Agreement shall be construed as having the meanings ascribed to them therein.

2	COVENANT TO PAY

The Chargor covenants to pay to the Chargee the Secured Obligations when the same become due whether by acceleration or otherwise.

3	CHARGING CLAUSE

3.1	The Chargor hereby charges the Charged Property to the Chargee as a continuing security for the payment and discharge of the Secured Obligations.

3.2
Upon execution of this Deed the Chargor shall deliver or cause to be delivered to the Chargee duly executed, but undated, transfers in respect of the Shares in blank, together with the relevant share certificate(s).

3.3	Prior to the Enforcement Date the Chargor shall be entitled -

(i)	to receive, deal with and retain released from this Deed all dividends and distributions on any of the Charged Property;

(ii)	to participate in any rights or bonus issue or any conditional or preferential rights; and

(iii)	to exercise all voting powers pertaining to the Charged Property,

provided in each such case that the Chargor shall not exercise such rights in a manner which would or would reasonably be expected to derogate from the security created by this Deed or conflict with any provision of the Credit Agreement.

4	NEGATIVE UNDERTAKINGS BY THE CHARGOR

The Chargor will not, without the prior written consent of the Chargee (not to be unreasonably withheld or delayed) -

(i)	create or permit to subsist any Encumbrance (other than in favour of the Chargee) over any Shares;

(ii)	sell, transfer, assign or otherwise dispose of any Shares; or

(iii)
permit the Company to make any alteration to, grant any rights in relation to or otherwise re-organise or purchase or reduce its capital or reserves in any way or enter into any composition or arrangement with its creditors or any class of its creditors; or

(iv)
save for any alteration to the Company’s Memorandum and Articles of Association required by the Chargee pursuant to the provisions of clause 11.1, convene any meeting with a view either to the alteration of any of the provisions of the Company’s Memorandum and Articles of Association or to passing a resolution that the Company be wound up.

5	POSITIVE UNDERTAKINGS BY THE CHARGOR

The Chargor will -

(i)	deposit with the Chargee, or its nominee, and permit it to retain: -

(A)	all stock and share certificates and documents of title relating to the Shares together with any other documents of title relating to the Charged Property; and

(B)
all such other documents as the Chargee may from time to time require for perfecting its title to the Charged Property or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to the intent that the Chargee may at any time without notice present them for registration;

(ii)
duly register or procure that the directors of the Company duly register all transfers of the Shares from time to time lodged with them by or on behalf of the Chargee or its nominees and issue and deliver to the Chargee a new certificate or certificates for the Shares in the name of the Chargee or its nominees as soon as possible following receipt of such transfers;

(iii)
on the issue to the Chargor of any further Shares, cause to be issued share certificates representing those shares so issued and deliver or cause to be delivered to the Chargee duly executed but undated transfers in respect of such shares in blank together with the relevant share certificates for such shares such that the Chargee shall at all times hold share certificates and share transfers representing all of the Shares;

(iv)	duly and promptly pay all calls, instalments or other payments which from time to time become due in respect of any of the Shares;

(v)
if so requested by the Chargee following the Enforcement Date, transfer all or any of the Shares to the Chargee or its nominees and all the Shares shall be held at the expense and risk of the Chargor except in the case of the Chargee’s or such nominees wilful default or gross negligence of its obligations under this Deed. The Chargee agrees that it will keep each share certificate and stock transfer form in respect of the Shares delivered to it by the Chargor in safe keeping; and

(vi)
permit the Chargee or its nominee at all times upon the occurrence, and during the continuance, of an Event of Default to exercise in respect of the Charged Property all rights and powers conferred by statute or otherwise upon absolute owners of the Charged Property including without limitation the right to exercise any of the powers in clause 7.

6	REPRESENTATIONS BY THE CHARGOR

6.1	The Chargor represents to the Chargee as at the date hereof that -

(i)
the issued share capital of the Company currently comprises 3,000,000 ordinary shares of £1.00 each and the Chargor is the registered holder of all the Shares and is the beneficial and legal owner of and has full right and title to, and has hereby charged the Charged Property;

(ii)	all the Shares are fully paid or credited as fully paid; and

(iii)	all the Shares are free from any Encumbrance of any kind (other than in favour of the Chargee) and are not, nor shall they be, subject to any option or pre-emption rights.

7	RIGHTS OF THE CHARGEE ON DEFAULT

7.1
After the Enforcement Date the Chargee or its nominee may at its discretion (in the name of the Chargor or otherwise) and without any consent or authority of the Chargor exercise the following rights in respect of any of the Charged Property -

(i)	any voting rights and any powers or rights which may be exercised by the person or persons in whose name any of the Charged Property is registered;

(ii)
the right to require any dividends, interest or other monies which may be paid or payable in respect of the Charged Property to be paid to the Chargee for application in accordance with clause 9.2; and

(iii)	all the powers given to trustees by section 10(3) and (4) of the Trustee Act 1925 (as amended by section 9 of the Trustee Investments Act 1961) in respect of securities or property subject to a trust.

7.2
The Chargee shall be at liberty from time to time to give time for payment of any of the Secured Obligations as the Chargee shall in its discretion think fit without in any manner releasing the Chargor or affecting the security constituted by this Deed.

8	ENFORCEMENT BY THE CHARGEE

8.1
At any time on or after the Enforcement Date or if requested by the Chargor, the Chargee may, in respect of all or any of the Charged Property, exercise (without further notice and without the restrictions contained in section 103 of the Law of Property Act 1925) all the powers or rights conferred on a Receiver by this Deed and all other powers conferred on mortgagees by the Law of Property Act 1925 as varied or extended by this Deed.

8.2	Section 93 of the Law of Property Act 1925 shall not apply to this security, or to any security given to the Chargee pursuant hereto.

9	ENFORCEMENT BY A RECEIVER

9.1
At any time on or after the Enforcement Date or if requested by the Chargor, the Chargee may, by instrument in writing, appoint any person to be a Receiver of all or any part of the Charged Property.  Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Chargee may specify to the contrary in the appointment. The Chargee may remove any Receiver and appoint another in his place.

9.2
A Receiver shall be the agent of the Chargor, and the Chargor shall be solely responsible for his acts or defaults and for his remuneration save for acts or default which arise from the Receiver’s wilful misconduct or gross negligence.

9.3
A Receiver shall have the power to do or omit to do on behalf of the Chargor anything which the Chargor itself could do or omit to do in relation to the Charged Property if the Receiver had not been appointed, notwithstanding the liquidation of the Chargor.  In particular (but without limitation), a Receiver shall have the powers conferred from time to time on receivers by statute (in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in section 103 of that Act).

9.4
The Chargee may from time to time determine the remuneration of any Receiver and section 109(6) of the Law of Property Act 1925 shall be varied accordingly.  A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

10	EXERCISE OF POWERS; PURCHASERS

10.1
In exercising the powers referred to in clauses 8 and 9, the Charged Property or any part thereof may be sold, disposed of or otherwise dealt with at such times in such manner for such consideration and generally on such terms and conditions as the Chargee or the Receiver may think fit.

10.2
All monies received by the Chargee or by any Receiver in the exercise of any powers conferred by this Deed shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of such of the Secured Obligations and in such order as the Chargee in its absolute discretion may from time to time conclusively determine.

10.3
No purchaser or other person shall be bound or concerned to enquire whether the right of the Chargee or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

11	FURTHER ASSURANCE

11.1
The Chargor shall execute such further documents in favour, or for the benefit, of the Chargee and do all such acts and things as the Chargee shall from time to time reasonably require in relation to all or any of the Charged Property as shall be necessary to secure the Secured Obligations or to perfect or protect its title to any of the Charged Property or to facilitate their realisation.

11.2	Such documents shall be prepared by or on behalf of the Chargee at the expense of the Chargor and shall contain -

(i)	an immediate power of sale without notice;

(ii)	a clause excluding section 93 of the Law of Property Act 1925 and the restrictions contained in section 103 of the Law of Property Act 1925; and

(iii)	such other clauses for the benefit of the Chargee as the Chargee may require.

12	POWER OF ATTORNEY

12.1	The Chargor, by way of security, irrevocably appoints the Chargee and any Receiver severally to be its attorney in its name and on its behalf -

(i)
to execute and complete all such documents which the Chargee or such Receiver may require for perfecting the title of the Chargee to the Charged Property or for vesting the same in the Chargee, its nominee or any purchaser in accordance with the terms of this Deed;

(ii)	to execute and complete any document referred to in clause 11; and

(iii)
generally to execute and complete all documents and to do all acts and things which may be required for the full exercise of any of the powers conferred on the Chargee or a Receiver under this Deed or which may be deemed expedient by the Chargee or a Receiver in connection with any disposition, realisation or getting in by the Chargee or a Receiver of the Charged Property or any part thereof or in connection with any other exercise of any power under this Deed.

13	SUBSEQUENT ENCUMBRANCES

If the Chargee receives notice of any subsequent Encumbrance affecting any Charged Property, it may open a new account for the Chargor. If it does not do so then, unless it gives express written notice to the contrary to the Chargor, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and, as from that time, all payments made by or on behalf of the Chargor to the Chargee shall be credited or be treated as having been credited to the new account and shall not operate to reduce the Secured Obligations at the time when it received such notice.

14	INDEMNITIES, COSTS AND EXPENSES

The Chargor must -

(i)
immediately on demand pay all costs and expenses (including legal fees) reasonably incurred by the Chargee, any Receiver, attorney, manager, agent or other person appointed by the Chargee under this Deed as a consequence of protecting or enforcing its rights in legal proceedings; and

(ii)	keep each of them indemnified against all actions, costs, charges, claims, demands, expenses and liabilities (including legal fees) incurred by them in relation to:

(A)	anything done or omitted in the exercise of their powers (unless caused by their gross negligence or wilful misconduct); and

(B)	any claim made against them which would not have arisen if this Deed had not been entered into; and

(C)	any breach, non-observance or non-performance of any obligations of the Chargor; and

(D)	breach or non-observance of any laws or regulations applicable to the Chargor.

15	PROTECTION FOR CHARGEE

Neither the Chargee nor any Receiver shall in any circumstances have any liability to the Chargor -

(i)	for any act, default or omission of the Chargee, a Receiver or their agents or contractors which does not amount to gross negligence or fraud;

(ii)	to account as mortgagee in possession; or

(iii)	for any loss on realisation of Security.

16	CONTINUING SECURITY AND OTHER MATTERS

16.1
This Deed and the obligations of the Chargor under this Deed shall extend to the ultimate balance from time to time in respect of the Secured Obligations and shall be a continuing security, notwithstanding any settlement of account or other matter whatsoever and shall remain in full force and effect until all the Secured Obligations have been paid or discharged in full.

16.2	This Deed is in addition to, and shall not merge with or otherwise prejudice, any other right or remedy or any encumbrance now or hereafter held by or available to the Chargee.

16.3
Except as otherwise specified in a deed of release executed by the Agent, any release, discharge or settlement between the Chargor and the Chargee shall be conditional upon no security, disposition or payment to the Chargee by the Chargor being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled the Chargee shall be entitled to enforce the charge hereby created subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.  When the Secured Obligations have been irrevocably paid or performed in accordance with the provisions of this Deed, the Chargee shall promptly return to the Chargor, all the Shares then held by the Chargee together with the share certificates and stock transfer forms representing those Shares.  It will, if so requested by the Chargor, at the cost of the Chargor, do such other acts and things as may be necessary to effect a release of this Deed.

16.4
The Chargee shall not be obliged to resort to any other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted to be taken in connection with any other means of payment shall discharge, reduce, prejudice or affect the liability of the Chargor.  The Chargee shall not be obliged to account for any money or other property received in consequence of any enforcement or realisations of any other means of payment.

17	CURRENCIES

All monies received or held by the Chargee or by a Receiver under this Deed at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Chargee or Receiver considers necessary or desirable. The Chargor hereby agrees to indemnify the Chargee against the full cost (including all costs, charges and expenses) incurred in relation to such sale. Neither the Chargee nor any Receiver shall have any liability to the Chargor in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

18	MISCELLANEOUS

18.1
No failure or delay on the part of the Chargee to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

18.2
Each of the provisions of this Deed is severable and distinct from the others and if any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions of this Deed shall not in any way be affected or impaired thereby.

18.3
Any change in the constitution of the Chargee or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way affect or prejudice its rights under this Deed.

18.4
Any liability or power which may be exercised or any determination which may be made under this Deed by the Chargee may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

18.5	No term of this Deed shall be enforceable by any person who is not a party to it under the Contracts (Rights of Third Parties) Act 1999.

19	NOTICES

19.1
Except as otherwise stated in this Deed, all demands, notices or other communications (“Notice”) under this Deed to either party shall be made by letter (personally delivered, sent by registered or certified post or overnight courier), electronic mail or facsimile and shall be deemed to be duly given or made on the earlier date of: -

(a) receipt by; or

(b)	three business days after being put in the post (with postage prepaid, return receipt requested) addressed to,

the relevant party, whose address is set out at (e) to (g) below,

and, if given or made by the Chargee in connection with the enforcement of the Chargee’s rights under this Deed, shall be deemed to be duly given or made by the Chargee on the date of –

(c) being put in the post or delivered personally; or

(d) being transmitted by facsimile or electronic mail,

sent to,

(e) in the case of the Chargee, its address, or facsimile number set out in below;

(f) in the case of the Chargor, its address, or facsimile number set out below; or

(g)	such address, electronic mail address or facsimile number as either party may, after the date hereof specify to the other for such purpose by not less than five days’ notice.

19.2	The Chargee’s address and facsimile numbers for notices as at the date hereof are -

PNC Bank, National Association
340 Madison Avenue
New York, New York 10173
Attention:                      Christopher Gauch
Telephone:                      212-752-6368
Facsimile:                      212-303-0060
Email:                                Christopher Gauch@PNC.com

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention:                      Steven J. Seif, Esq.
Telephone:                      (212) 478-7370
Facsimile:                      (212) 478-7400
Email:                                sseif@hahnhessen.com

19.3	The Chargor’s address and facsimile number for notices as at the date hereof are -

Presstek Overseas Corp.
10 Glenville Street
Greenwich, Connecticut 06831
Attention:                      James R. Van Horn
Telephone:                      (203) 769-8032
Facsimile:                      (203) 769-8099
Email:                                jvanhorn@presstek.com

with a copy to:

McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, Illinois 60606-5096
Attention:                      Michael L. Boykins
Telephone:                      (312) 984-7599
Facsimile:                      (312) 984-7700
Email:                                mboykins@mwe.com

19.4	A Notice received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in that place.

20	LAW AND JURISDICTION

20.1	This Deed is governed by English law.

20.2
For the benefit of the Chargee, the Chargor irrevocably agrees that the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, this Deed and that, accordingly, any suit, action or proceedings arising out of, or in connection with, this Deed may be brought in such courts.

20.3
The submission to the jurisdiction of the Courts of England shall not limit the right of the Chargee to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether currently or not.

IN WITNESS whereof this Deed has been entered into the day and year first above written.

EXECUTED and delivered as a deed by PRESSTEK EUROPE  LIMITED acting by its duly authorised attorney

Authorised Signatory
Signature	: /S/ James R. Van Horn
Name	: James R. Van Horn

In the presence of:

Witness Name:                                           Ineke Kuijpers

Witness Signature:                                                      /S/ Ineke Kuijpers

SIGNED for and on behalf of PNC BANK, NATIONAL ASSOCIATION by:

Authorised Signatory
Signature	: /S/ Thomas J. Lorenz
Name	: Thomas J. Lorenz
: